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EXHIBIT 11 - S-K Item 601 (b) (11)
                               KYSOR INDUSTRIAL CORPORATION AND SUBSIDIARIES
                              COMPUTATION OF CONSOLIDATED EARNINGS PER SHARE
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                                                                       Nine Months
                                                                          Ended
                                                                       September 30,
                                                                     1994        1993
                                                                     ----        ----
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PRIMARY EARNINGS PER SHARE CALCULATION
Income before cumulative effect of accounting change           $9,430,612  $8,152,415
Less dividends on preferred stock                               1,181,143   1,187,304
Plus tax benefit from preferred dividends                         448,000     450,000
                                                               ----------  ----------
Earnings applicable to common stock before accounting change    8,697,469   7,415,111
Cumulative effect of change in accounting                               0  (7,628,259)
                                                               ----------  ----------
Earnings (Loss) applicable to common stock                      8,697,469    (213,148)
                                                               ==========  ==========

Weighted average common shares outstanding                      5,440,592   5,310,701
Dilutive effect assuming excercise of certain stock
 options applying the treasury stock method based
 on year to date average price                                    317,737     320,837
                                                                 --------    --------
Weighted average common shares and common
 equivalent shares outstanding                                  5,758,329   5,631,538
                                                                =========   =========
Primary earnings (loss) per share
   Income before accounting change                                  $1.51       $1.32
   Accounting change                                                $0.00      ($1.35)
   Net earnings (loss)                                              $1.51      ($0.03)
                                                                 ========    ========

FULLY DILUTED EARNINGS PER SHARE CALCULATION
A.
Weighted average common shares outstanding                      5,440,592   5,310,701
Dilutive effect assuming excercise of certain stock
 options applying the treasury stock method based on
 the greater of year to date average or end of period price       406,129     320,837
                                                                 --------    --------
Weighted average common shares and common
 equivalent shares outstanding                                  5,846,721   5,631,538
                                                                 ========    ========
Fully diluted earnings (loss) per share (A)
   Income before accounting change                                  $1.49       $1.32
   Accounting change                                                $0.00      ($1.35)
   Net earnings (loss)                                              $1.49      ($0.03)
                                                                 ========    ========

B.
Assuming preferred stock converted to common
Vested Preferred shares issued                                    168,388     139,319
Non-vested Preferred shares issued                                636,990     672,453
                                                               ----------  ----------
Total Preferred shares issued                                     805,378     811,773

Vested Preferred shares issued                                    168,388     139,319
Guaranteed floor price for involuntary conversions                $24.375     $24.375
                                                               ----------  ----------
 Subtotal                                                      $4,104,465  $3,395,907
The lower of year to date average or end of period common
 stock price                                                     $17.5510    $17.1250
                                                                 --------    --------
Required common shares to be issued assuming involuntary
 conversion of vested shares at guaranteed floor price            233,859     198,301
Required common shares to be issued assuming voluntary
 conversion of non-vested shares on one-for-one basis             636,990     672,453
Weighted average common shares and common
 equivalent shares outstanding for fully diluted Part A.        5,846,721   5,631,538
                                                               ----------  ----------
Weighted average common shares and common
 equivalent shares outstanding for fully diluted Part B.        6,717,570   6,502,292
                                                               ==========  ==========

Income before cumulative effect of accounting change           $9,430,612  $8,152,415
Additional ESOP expense presently funded by preferred dividend (1,181,143) (1,187,304)
Plus tax benefit on additional ESOP expense                        60,424      53,032
Common stock dividends to reduce ESOP expense                     331,000     279,000
                                                                 --------    --------
Adjusted Income before cumulative effect of accounting change  $8,640,893  $7,297,143
                                                                =========   =========
Fully diluted earnings (loss) per share (B)
   Income before accounting change                                  $1.29       $1.12
   Accounting change                                                $0.00      ($1.35)
   Net earnings (loss)                                              $1.29      ($0.23)
                                                                 ========    ========
Fully diluted earnings (loss) per share (Lower of (A) or (B))       $1.29      ($0.23)
                                                                 ========    ========

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